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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 333-144846, 333-174172, 333-185741 and 333-196182) on Form S-8 of Polypore lnternational, lnc. of our report dated February 25, 2014, with respect to the consolidated financial statements and schedule of Polypore lnternational, Inc. as of December 28, 2013, and for the two years then ended included in this Annual Report (Form 10-K) for the year ended January 3, 2015.

/s/ Ernst & Young LLP

Charlotte, North Carolina
March 3, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM